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Exhibit 10.2

 AMENDMENT 1

APPENDIX X

Agency Code 12000	Contract No. C022813
Period 1/1/08 - 12/31/12	Funding Amount for Period ____ no change ____

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the New York State Department of Health, having its principal office at Coming Tower, Empire State Plaza, Room 1619, Albany, NY 12237, hereinafter referred to as the STATE), and Wellcare of New York, Inc. (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C022813 as amended in attached Appendix C.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGANTURE
By: /s/ Heath Schiesser Heath Schiesser Printed Name	By: /s/ Judith Arnold Judith Arnold Printed Name
Title: President and CEO	Title: Director, Division of Coverage and Enrollment
Date: 8/22/08	Date: 9/12/08
State Agency Certification: “In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all exact copies of this contract.”

STATE OF FLORIDA	)
)SS.:
County of Hillsborugh	)

On the 22nd day of August in the year  2008  before me, the undersigned, personally appeared  Heath Schiesser, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_Cathleen McGlynn
(Signature and office of the individual taking acknowledgement)

STATE COMPTROLLER'S SIGNATURE
Title:
Date:

APPROVED
DEPT. OF AUDIT & CONTROL

DEC 4 2008

/s/ Name Illegible
FOR THE STATE COMPTROLLER

APPENDIX C
PROGRAM SPECIFIC CLAUSES

Sections 4.4, 4.5, 4.8 and 4.10 are revised to read as follows:

4.4           Health Insurance

                The child must not have other health insurance coverage unless the policy is one of the "Excepted Benefits" set forth in the federal Public Health Service Act. These exceptions are as follows:

                A.       Accident-only coverage or disability income insurance;
                B.        Coverage issued as a supplement to liability insurance;
                C.        Liability insurance, including auto insurance;
                D.       Workers' compensation or similar insurance;
                E.        Automobile medical payment insurance;
                F.        Credit-only insurance;
                G.        Coverage for on-site medical clinics;
                H.       Dental-only, vision-only, or long term care insurance;
                I.         Specified disease coverage;
                J.         Hospital indemnity or other fixed dollar indemnity coverage; or
                K.       Medicare supplemental only or CHAMPUS supplemental coverage.

Additional exceptions for otherwise eligible children are:

▪	Participation in the Physically Handicapped Children's Program;

▪	Health insurance by a non-custodial parent if the health plan's provider network is not geographically accessible to the child; or

▪	Enrollment in the Medicaid Family Planning Benefit program.

                Children with other health insurance products are not eligible for CHPlus including, but not limited to:

▪	A child with Medicare coverage; or

▪	A child insured with a college health insurance policy.

4.5           Public Employees

The parent or guardian of the applicant child shall not be a public employee of the State or a public agency with access to family health insurance coverage by a state health benefits plan and the State or public agency pays all or part of the cost of the family health insurance coverage. For a listing of other than state agencies or state operated facilities, the CONTRACTOR may use the following website to determine if the public agency has access to a state health benefits plan:

www.cs.state.ny.us/ebd/ebdonlinecenter/pamarket/directorv.cfm. If the CONTRACTOR is uncertain if a parent has access to such coverage, the CONTRACTOR must contact the applicant's parent or guardian to find out if the health insurance available to the family is that described in this paragraph.

4.8           Screen for Eligibility

The CONTRACTOR shall follow the following steps to assure that children are screened for Medicaid or CHPlus eligibility.

New Applications

The CONTRACTOR must screen all new applications for Medicaid eligibility using the STATE developed eligibility screening worksheet. CONTRACTORS shall only enroll children who appear eligible for Medicaid based on the screening worksheet in CHPlus on a temporary basis, as described in section 8 of this Appendix and the CHPlus manual.

If the screen indicates the child is not eligible for Medicaid, otherwise eligible children residing in households with gross income at or below 250 percent of the non-farm federal poverty level or, effective September 1, 2008, 400 percent of the non-farm federal poverty level, are eligible for subsidized coverage under CHPlus. If the CONTRACTOR determines a child to be eligible for CHPlus, the child shall be enrolled in CHPlus for a period to begin on the first day of the month an eligible child is enrolled, based on all required documentation, and shall continue for twelve (12) months ending on the last day of the twelfth month as specified in section 4.9 of this Appendix.

Children residing in households with gross income over 250 percent of the non-farm federal poverty level or, effective September 1, 2008, over 400 percent of the non-farm federal poverty level, are not eligible for subsidized coverage under CHPlus but may be enrolled in CHPlus providing that they pay the full premium amount for the health plan in which they are enrolled.

4.10         Crowd-Out

1.          If the STATE determines that crowd-out is occurring in excess of a percentage specified in the State Child Health Plan established under Title XXI of the federal Social Security Act or as may be specified by the Secretary of the federal Department of Health and Human Services based on data collected pursuant to section 16.4 of this Appendix, the following eligibility criterion shall be implemented for a child residing in a household with gross income at or below two hundred fifty percent of the non-farm federal poverty level.

The child must not have been covered by a group health plan based upon a family member's employment during the six (6) month period prior to the date of application unless one of the following exceptions applies:

 a)          Loss of employment is due to factors other than voluntary separation;

b)	Death of the family member which results in termination of coverage under a group health plan under which the child is covered;

c)	Change to a new employer that does not provide an option for comprehensive health benefits coverage;

d)	Change of residence so that no employer-based comprehensive health benefits coverage is available;

e)	Discontinuation of comprehensive health benefits coverage to all employees of the applicant's employer;

f)	Expiration of the coverage periods established by COBRA or the provisions of sections 3221(m), 4304(k) and 4305(e) of the Insurance Law;

                g)          Termination of comprehensive health benefits coverage due to long-term disability;

h)	Cost of employment-based health insurance is more than five percent of the family's income;

                i)           The child applying for coverage is pregnant;

j)
The child applying for coverage under this title is at or below the age of five (5). Implementation of this exception is subject to federal approval of the State's child health plan setting forth such exception. The STATE shall notify the CONTRACTOR when such approval has been obtained.

2.             Effective September 1, 2008, the waiting period set forth in paragraph 1 of this section shall be implemented for a child residing in a household with gross income between 251 and 400 percent of the non-farm federal poverty level, provided, however, the exceptions set forth in subparagraphs (a)-(g) and (i) of paragraph 1 of this section shall be the only exceptions applied to such child. The STATE shall notify the CONTRACTOR if and when federal approval of the income expansion to 400 percent of the non-farm federal poverty level has been obtained at which point, all the exceptions set forth in paragraph 1 of this section shall apply to children residing in households with gross income between 251 and 400 percent of the non-farm federal poverty level.

Sections 5.2, 5.3 and 5.4 are revised to read as follows:

5.2           New York State Residency

Proof of residency must match the home address in Section A of the Growing up Healthy or Access New York Health Care application and must be dated within six (6) months of the application. Proof of residency shall be documented by the following: an identification card with address, a postmarked envelope or postcard with name and date (this cannot be used if sent to a P.O. Box), a driver's license, a utility bill (including oil, gas or electric, water, cable, or telephone) that includes the street address and zip code for the service (the city name is not required on the bill), letters/correspondence from a federal, state or local government agency, a letter or rent receipt containing the name and street of the tenant and the amount paid each month, as well as the name and address from the landlord and the landlord's signature, a valid lease that contains the applicant's name, address and amount of rent from the landlord, property tax records, a mortgage statement or a letter stating that an applying child or family member resides with a particular individual.

The CONTRACTOR shall not accept cell-phone bills, magazine labels, bank statements, an envelope or postcard without a street address (just a P.O. Box), an envelope with a forwarding label from the Post Office, a window envelope or Federal or state tax returns.

5.3           Other Health Insurance Coverage

Other health insurance, if applicable, shall be documented by a copy of the insurance policy, a certificate of insurance, a copy of the insurance card or a copy of the Medicare card.

Documentation of health insurance is necessary for CHPlus to determine if a child's coverage or access to coverage makes them ineligible for the program. Documentation of other health insurance is necessary for Medicaid and Family Health Plus as a possible deduction when calculating eligibility and for coverage of future medical bills. If the applicant indicates he/she has other health insurance coverage, the health plan shall obtain documentation of such coverage at initial enrollment and if different than what was stated on the initial application, at recertification.

If the CONTRACTOR receives a paycheck stub as documentation of income that includes a deduction for health insurance, the CONTRACTOR must ask the applicant who is covered through the employer based policy and note the response on the stub. If the child is covered, in most cases, the child is not eligible for CHPlus. If only the parent is covered, the child is eligible for CHPlus

In most cases, if an applicant presents a State paycheck stub, the person will have access to the State health benefits plan and the child will be ineligible for CHPlus. If a person is employed by a local government or is a teacher, they may have access to the State health benefits plan also. The CONTRACTOR must determine if such coverage is through a State health benefits plan to determine if a child is eligible for CHPlus. For a listing of other than state agencies or state operated facilities, the CONTRACTOR may use the following website to determine if the public agency has access to a State health benefits plan: www.cs.state.nv.us/ebd/ebdonlinecenter/pamarket/directory.cfm. If the CONTRACTOR is uncertain, the CONTRACTOR shall call the applicant or the employer to determine if the child has access to the State health benefits program.

5.4           Income

Income documentation must be provided for all household members listed in section B of the Growing up Healthy or Access New York Health Care application who have income. Income documentation must be provided for all categories listed below that apply. The CONTRACTOR must obtain documentation of the gross income for the four weeks preceding the application signature date for all individuals included in the household. Unearned income that varies from month to month (i.e. interest income) must also be documented for the four weeks prior to application. Documentation of unearned income which docs not vary on a month to month basis does not have to be dated within the four weeks prior the application as long as it reflects the current amount. Applicants may provide, at recertification, their social security number in lieu of income documentation. Income shall be documented by the following:

                a.          Wages and Salary:

1.
Paycheck stubs for the four (4) consecutive weeks preceding the application signature date. Paychecks may only be used if they include all information typically contained on a pay stub, including net and gross income and deductions. Paycheck stubs must include the name of both the employer and employee. The CONTRACTOR shall accept a paycheck stub without the employee's name if the person provides their social security number on the application and the paycheck stub includes the social security number.

2.
In cases where the CONTRACTOR receives three weeks of paycheck stubs and is missing one in between, the CONTRACTOR shall use the year to date income on the subsequent paycheck to calculate the amount of the missing paycheck stub. In this instance, the CONTRACTOR shall accept three paycheck stubs rather than four;

3.
Letter from the employer on company letterhead which is signed and dated and includes the employer's name, address and phone number and the employee's name and gross income. If the applicant indicates their employer does not have letterhead, the CONTRACTOR shall accept a letter without it and note on the letter that according to the applicant, letterhead does not exist;

4.	Signed and dated income tax return (Federal form 1040) if used for applications prior to April 1 of the following year; or
5.	Business/payroll records.

The following are not acceptable documentation of earned income: quarterly wage statements, W-2s and 1099s.

If a person has recently begun a new job or receiving some regular income and therefore cannot document income for the last four weeks, the CONTRACTOR shall follow the instructions in section 7 of this Appendix, presumptive eligibility. This will involve documenting only what they have and obtaining further documentation when the income is received.

A joint tax return must be signed by both filers. If an electronic tax return is used, the family may bring a signed copy of the tax return. If the return is filed electronically, a copy of the acknowledgement form from the Internal Revenue Service, which includes a DCN number that verifies that tax return was accepted electronically is acceptable.

The CONTRACTOR shall not accept a letter from an employer that states an "approximate" or "average" income.

                 b.         Self-Employment Income:

1.
Signed and dated income tax return and all schedules including Schedule C for sole owners of a business, Schedule E for rental real estate, partnerships and S corporations or Schedule F for farmers, Schedule K-l (Form 1065) and Form 1065 for Partnerships, and Schedule K-1 (Form 1120S) and Form 1120S for S Corporations; (See paragraph above on electronic returns); or

2.
Records of earnings and expenses/business records. The three month "Self-Employment worksheet" used by many local social services districts may be used as acceptable proof as long as it is consistent with other information on the application and appears internally consistent.

3.	If no other form of documentation is available, a self-declaration of income.

                 c.         Unemployment Benefits:

1.	Award letter or certificate;
2.	A monthly benefit statement from the New York State Department of Labor;
3.	A printout of the recipient's account information from the New York State Department of Labor's website (www.labor.state.ny.us);
4.	Correspondence from the New York State Department of Labor; or
5.	A copy of the direct payment card with printout.

The CONTRACTOR shall not accept the monetary determination letter as documentation of unemployment as it is not necessarily what the person will receive in income. If the applicant does not have any of the above, the CONTRACTOR shall enroll the child presumptively in accordance with section 7 of this Appendix and follow-up accordingly.

                 d.         Private Pensions/Annuities:

                             1.           Statement from pension/annuity.

                 e.          Social Security Retirement/Survivors/Disability Insurance:

                             1.           Award letter/certificate;
                             2.           Benefit check stub; or
                             3.           Correspondence from the Social Security Administration.

The CONTRACTOR shall not accept bank statements as documentation of this amount since they show only net income.

                f.           Child Support/Alimony

1.
Letter from person providing support which includes the name and address of the person providing the support, the amount of the support being provided, the name of the person receiving the support and who the support is for. The letter must be signed and dated;

2.	Letter from court;
3.
Child support/alimony check stub. If the same amount of support is received each time and it is consistent with the child support order, it is not necessary to obtain four weeks of check stubs. If there is any dispute or discrepancy, and the child support is not received on a consistent basis from week to week, four weeks worth of check stubs must be submitted and averaged;

4.	Monthly bank statement for those recipients that choose direct deposit for their child support;
5.	A copy of their child support account information from the following website: www.newyorkchildsupport.com; or
6.	A copy of the New York Eppicard with printout.

                g.          Worker's Compensation

1.	Award letter; or
2.	Check stub.

                h.          Veteran's Benefits

1.	Award letter;
2.	Benefit check stub; or
3.	Correspondence from the Veteran's Administration.

                 i.          Military Pay

1.	Award letter; or
2.	Check stub.

 j.          Interest/Dividends/Royalties

1.	Recent statement from bank, credit union or financial institution;
2.	Letter from broker;
3.	Letter from Agent; or
4.	A 1099 or tax return if no other documentation is available.

                 k.          Income from Rent or Room/Board

1.	Letter from roomer, boarder or tenant including the name and address of the tenant, roomer/boarder, the name of the landlord and the amount paid. The letter must be signed and dated; or
2.	Check stub.

                l.           Support from other Family members

                              1.          Signed statement or letter from family member.

                m.         Self Declaration of Income

1.	CONTRACTOR shall accept a Self-Declaration of Income form found in Attachment A of this section if the applicant has no other way to document his/her income. The form must be completed in full and may only be accepted if no other income documentation is available.

                n.          Student Stipends

1.	A letter from the school/organization providing the stipend which must include the amount being given and any restrictions on the use of the money, if any.

o.          Non-Monetary Compensation

1.
A letter from the person providing non-monetary compensation, in lieu of wages, including the name of the person providing the service, what service is being provided, the type of compensation being provided (i.e. rent), the value of the compensation on the open market and the name, signature and date of the person providing the compensation.

                p.          No income

1.	A statement on the application or on the Declaration of No Income form found in Attachment B of this section indicating how the person is supporting him/herself with no income.
2.	This form should only be used when a household has no income. It is not to be used if one person in the household has income and one person in the household does not.

The following provision 9.15 is added:

9.15         Early Recertification Application

If the CONTRACTOR receives a recertification application early (not a complete Growing up Healthy or Access New York Health Care application at any other point in the year), the child shall be recertified at the end of the coverage period. Any changes in premium contribution shall not begin until the first day of the month following the 12 month enrollment period. If the child appears eligible for Medicaid, the CONTRACTOR shall immediately inform the family that they must apply for Medicaid. The CONTRACTOR shall not begin the temporary enrollment period until the first day of the month following the 12 month enrollment period. If a child is presumptively recertified, the CONTRACTOR shall immediately inform the family of the missing documentation. The CONTRACTOR shall not begin the presumptive recertification period until the first day of the month following the 12 month period.

Section 10.1 is revised to read as follows:

10.1         Family Premium Contribution

The CONTRACTOR shall collect from subscribers any required family premium contribution.   There is no family premium contribution for children whose gross household income is less than 160 percent of the non-farm federal poverty level or for children who are American Indians or Alaskan Natives (AI/AN) whose gross household income is less than 250 percent of the non-farm federal poverty level.

 The family premium contribution for children whose gross household income is between 160 percent and 222 percent of the non-farm federal poverty level is $9 per child, with a family maximum of $27 per month.

 The family premium contribution for children whose gross household income is between 223 percent and 250 percent of the non-farm federal poverty level is $15 per child, with a family maximum of $45 per month.

The following provisions are effective for September 1, 2008 enrollment:

The family premium contribution for children whose gross household income is between 251 percent and 300 percent of the non-farm federal poverty level is $20 per child, with a family maximum of $60 per month.

The family premium contribution for children whose gross household income is between 301 percent and 350 percent of the non-farm federal poverty level is $30 per child, with a family maximum of $90 per month.

The family premium contribution for children whose gross household income is between 351 percent and 400 percent of the non-farm federal poverty level is $40 per child, with a family maximum of $120 per month.

The following provision is added to Section 14.2:

▪	For Child Health Plus applicants listed as undocumented immigrants, the CONTRACTOR must review the application and the supporting documentation submitted by the parent to determine if the child is truly undocumented. The CONTRACTOR shall only assume a child is undocumented if the family indicates the child does not have any valid immigration documentation and no other information to the contrary has been provided. If the child's parent is legally employed (provides pay stubs, an income tax return or an employer letter) and has a social security number, the CONTRACTOR must assume that the parent has valid immigration paperwork and that the child is not undocumented. Such cases required additional follow up with the family prior to enrolling the child.

The following provision in Section 16.2 is revised effective July 1, 2008 as follows:

Additional Reports for Health Plans that Participate in the Facilitated Enrollment Program:

New Applications- On a monthly basis, by the 1.0th business day of the month following the end of the month when applications were taken, the CONTRACTOR shall report, by county, the total number of new complete and incomplete applications sent to a LDSS for an eligibility determination. The CONTRACTOR shall report, by county, the number of new complete and incomplete applications forwarded to a LDSS for adults only, children only and adults and children and the total number of new applicants for Family Health Plus, adult Medicaid and children's Medicaid.

Number of Facilitators - On a monthly basis by the 10th business day of the month, the CONTRACTOR shall submit to the STATE'S Division of Managed Care and Program Evaluation, the total number of facilitators employed by the CONTRACTOR.

Section 18.1 is revised to read as follows:

18.1         Monthly Premium Payment

The total monthly premium shall be the amount approved by the State Insurance Department in consultation with the STATE in effect at the time of enrollment.

The STATE shall pay the CONTRACTOR the total monthly premium for children in families with gross household income less than 160 percent of the non-farm federal poverty level (FPL) and children who are American Indians or Alaskan Natives (AI/AN) whose gross household income is less than 250 percent of the FPL.

The STATE shall pay the CONTRACTOR the total monthly premium less $9 for each of the first three children in families with gross household income between 160 percent and 222 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

The STATE shall pay the CONTRACTOR the total monthly premium less $15 for each of the first three children in families with gross household income between 223 percent and 250 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

The following provisions are effective for September 1, 2008 enrollment:

The STATE shall pay the CONTRACTOR the total monthly premium less $20 for each of the first three children in families with gross household income between 251 percent and 300 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

The STATE shall pay the CONTRACTOR the total monthly premium less $30 for each of the first three children in families with gross household income between 301 percent and 350 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

The STATE shall pay the CONTRACTOR the total monthly premium less $40 for each of the first three children in families with gross household income between 351 percent and 400 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.